Exhibit 4.2
Registration Rights Agreement Entered into as of July 30, 1998, Between American Banknote Corporation and Bay Harbour Management, L.c., for its Managed Accounts

                          REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of July 30, 1998, between American Banknote Corporation, a Delaware corporation (the "Company"), with an address of 200 Park Avenue, New York, New York 10166-4999 and Bay Harbour Management, L.C., for its managed accounts ("Bay Harbour"), having its principal office at 885 Third Avenue, 34th Floor,
New York, New York 10022.

          WHEREAS, pursuant to that certain Exchange Letter Agreement, dated as of July 30, 1998 (the "Exchange Agreement"), by and between Bay Harbour and the Company, Bay Harbour has agreed to exchange 1,704,845 shares of common stock, par value $.01 per share ("Common Stock") of the Company for 1,704,845 shares of Series B preferred stock, par value $.01 per share ("Series B Preferred Stock") of the Company; on the terms described therein; and

          WHEREAS, the shares of the Series B Preferred Stock to be delivered to Bay Harbour pursuant to the Exchange Agreement are convertable into shares of Common Stock; and

          WHEREAS, the parties desire to set forth the terms and conditions of the parties covenants and agreements in respect of the registration of the shares of Common Stock to be delivered by the Company upon a conversion of shares of Series B Preferred Stock into shares of Common Stock (the "Conversion Shares") with the United States Securities and Exchange Commission and applicable state securities agencies and listing of the Conversion Shares on the New York Stock Exchange (the "NYSE");

             NOW,   THEREFORE,   in   consideration   of  the  mutual  promises,
representations, warranties, covenants and conditions set forth in the Exchange Agreement and this Agreement, Company and Bay Harbour agree as follows:

1.     CERTAIN DEFINITIONS

          "Commission" shall mean the United States Securities and Exchange Commission.

          "Conversion Date" shall mean (i) if Bay Harbour owns no shares of Common Stock (other than the Conversion Shares), the first date upon which any shares of Series B Preferred Stock are converted into shares of Common Stock (whether by the Company or Bay Harbour), or (ii) if Bay Harbour owns shares of Common Stock in addition to any Conversion Shares, the first date upon which Bay Harbour owns no shares of Common Stock other than any Conversion Shares; provided that, in each case, if less than an aggregate of 100,000 shares of Series B Preferred Stock have been converted to Conversion Shares, the Conversion Date shall be the first date upon which at least 100,000 shares of Series B Preferred Stock, in aggregate, have been converted to Conversion Shares.

          "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or government or agency or political subdivision thereof.

          "Registrable Securities" shall mean (a) all Conversion Shares issued, or to be issued, upon the conversion of shares of the Series B Preferred Stock into shares of Common Stock and (b) any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Stock referred to in clause (a).

          "Restricted  Securities"  shall mean the Registrable  Securities until
(i) such Registrable Securities have been effectively registered under the Securities Act and disposed of by Bay Harbour; or (ii) such Registrable Securities have been distributed to the public pursuant to Rule 144 (or similar provision) or the provisions of Rule 144(k) are applicable to such shares.

          "Securities Act" or "1933 Act" shall mean the Securities Act of 1933, as amended.

2.     SECURITIES SUBJECT TO THIS AGREEMENT

          The Securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security.

3.     SHELF REGISTRATION

          Within ninety (90) days of the Conversion Date, the Company shall file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration") with respect to the Registrable Securities. With the prior written consent of Bay Harbour, the Shelf Registration may include other securities of the Company which are held by other stockholders and, solely to the extent that the Company may register such securities on Form S-3, shares registered on behalf of the Company.

4.     REGISTRATION PROCEDURES.

          If and whenever Company is required to effect the registration of any Registrable Securities, Company will as expeditiously as possible:

          (a) prepare and file, within 90 days of the Conversion Date, with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective, as soon as practicable after the filing thereof;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for as long as Registrable Securities shall remain outstanding, and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement until such time as all Registrable Securities have been disposed of in accordance with the intended methods of disposition by Bay Harbour set forth in such registration statement;

          (c) furnish to Bay Harbour such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the 1933 Act, in conformity with the requirements of the 1933 Act, and such other documents (including without limitation documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such registration) as Bay Harbour may reasonably request;

          (d) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such United States jurisdictions as each holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the securities owned by such holder, except that Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (d) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable Bay Harbour to consummate the disposition of such Registrable Securities;

          (f) notify Bay Harbour, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, (1) upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, (2) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose, (3) of any request by the Commission for (i) amendments to such registration statement or any document incorporated or deemed to be incorporated by reference in any such registration statement, (ii) supplemements to the prospectus forming a part of such registration statement or (iii) additional information, and (4) of the receipt by the Company of any notification with respect to the suspensions of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of Bay Harbour, when prepared, furnish to Bay Harbour a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and, upon the happening of such an event prior to the effectiveness of any registration statement the Company may delay or suspend any registration until the event shall have terminated, provided, however, that nothing contained herein shall require the Company to prepare or update such prospectus (or proceed with such registration) if in doing so it would be required to disclose any non-public confidential information or which disclosure would jeopardize in a manner materially adverse to the interests of the Company or its affiliates any ongoing negotiations or discussions of the Company or its affiliates relating to any material corporate event or transaction of any such party;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, and will furnish to each holder of Registrable Securities at least five business days prior to the filing thereof a copy of each registration statement and prospectus used in connection therewith, and any amendment or supplement to such registration statement or prospectus and shall not file any thereof which any such holder shall have reasonably objected on the grounds that such registration statement, prospectus, amendment or supplement does not comply in all material respects with the requirements of the 1933 Act or the rules or regulations thereunder;

          (h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

          (i) use its best efforts to list all Registrable Securities covered by such registration statement on the NYSE, or if the stock is not listed on the NYSE, such other national securities exchange, trading system or market on which similar securities issued by Company are then listed, or traded and which represents the primary trading market for such securities and shall take any other action necessary or advisable to facilitate the disposition of such Registrable Securities;

          (j) the Company may require Bay Harbour to furnish Company such information regarding the distribution of such securities and, to the extent relevant thereto regarding Bay Harbour, as Company may from time to time reasonably request in writing; and

          (k) Bay Harbour agrees by acquisition of its Registrable Securities that upon receipt of any notice from Company of the happening of any event of the kind described in subparagraph (f) of this Paragraph 4, it will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until its receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (f) of this Paragraph 4 (when prepared) and, if so directed by Company, will deliver to Company (at Companys expense) all copies, other than permanent file copies, then in Bay Harbour's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

5. INDEMNIFICATION NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Agreement, Seller and Buyer agree as follows:1.CERTAIN DEFINITIONSTerms not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement. Commission shall mean the United States Securities and Exchange Commission. Person shall mean an individual, partnership, corporation, trust or unincorporated organization, o

          (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Paragraph 3, Bay Harbour, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls Bay Harbour or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Bay Harbour or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (on the effective date thereof) in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, prospectus subject to completion final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse Bay Harbour, and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company by Bay Harbour in writing, specifically stating that it is for use in the preparation thereof and, provided further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Bay Harbour or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by Bay Harbour.

          (b) Indemnification by Bay Harbour. (i) Each holder of Registrable Securities, severally and not jointly, which Registrable Securities are included in a registration pursuant to the provisions of this Agreement, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement including such Registrable Securities, each director of the Company and each of their successors from and against, and will reimburse the Company and such officer or director with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company or such officer or director may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided that such holder will be liable in any such case to the extent, but only to the extent, that any such claim, action, demand, loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation thereof. The liability of each holder under this Section shall be limited to the proportion of any such claim, action, demand, loss, damage, liability, cost or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by such holder under such registration statement bears to the total offering price of all securities sold thereunder, but not, in any event, to exceed the proceeds received by such holder from the sale of Registrable Securities covered by such Registration Statement.

          (c) Each party entitled to indemnification under this Paragraph 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such partys expense (unless the Indemnified Party) shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Paragraph 5 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in this Paragraph 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6.     MISCELLANEOUS

          (a) Expenses. All expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NYSE or the National
Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the Company, the expense of any special audits incident to or required by any such registration, and the expense (including counsel fees) of complying with securities or Blue Sky laws shall be paid by the Company; provided in no event shall the Company be liable for any fees payable to counsel or accountants retained by Bay Harbour or for underwriting fees, discounts or selling commissions attributable to Bay Harbours Conversion Shares.

          (b) Stop Transfer Instructions. The Company may issue such "stop transfer" instructions to its transfer agent with respect to all or any of the Conversion Shares as it deems necessary if at any time Company reasonably believes such action is required to prevent any violation of the provisions of the Securities Act.

          (c) Legend on Stock Certificates. If, in accordance with the Securities Act and in the opinion of counsel to the Company, a legend restricting transfer must be placed on the certificates evidencing the Conversion Shares, the Company shall not be required to issue a certificate evidencing the Conversion Shares which does not contain such legend unless (i) the shares represented by any such certificate are sold pursuant to a Registration Statement (including a current Prospectus) which has become and is effective under the Securities Act, (ii) the staff of the Commission shall have issued a "no action" letter, reasonably satisfactory to counsel for the Company, to the effect that such securities may be freely sold publicly without registration under the Securities Act or (iii) counsel reasonably acceptable to the Company shall have rendered its opinion, which opinion shall be reasonably acceptable to the Company, that, such securities may be freely sold publicly without registration under the Securities Act.

           (d) Filing Pursuant to Securities Laws. The Company covenants that it will, so long as any Registrable Securities remain outstanding, file all reports required to be filed by it under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by Commission thereunder, or, if it is not required to file such reports, it will, upon the request of Bay Harbour, make publicly available such information as will enable Bay Harbour to sell such Registrable Securities without registration within the limitations of the exemptions provided by (i) Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter promulgated by the Securities and Exchange Commission.

                  (e) Termination. The registration rights of Bay Harbour as set forth herein shall terminate upon the final disposition of all Conversion Shares or if, in the written opinion of independent counsel to the Company, all of the Registrable Securities then owned by Bay Harbour could be sold in any 90 day period pursuant to Rule 144.

                (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the successors and permitted assigns of the parties. This Agreement shall not be assignable by either party except with the prior written of the other party, except that the registration rights set forth herein thereof may be assigned, in whole or in part, to any transferee of Registrable Securities, provided such transferee agrees to be bound by all obligations and limitations of this Agreement.

                (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed entirely with in such State.

                (h)  Section   Headings.   The  headings  of  the  sections  and
subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

                (i)  Notices.

                    (i) All communications under this Agreement shall be in writing and shall be delivered by facsimile or by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:

                        (A) if to the Company, to the address set forth in the preamble hereto to the attention of General Counsel or at such other address as it may have furnished in writing to the Investors; and

                        (B) if to Bay Harbour, to the address set forth in the preamble hereto to the attention of Douglas Teitelbaum, or at such other address as may have been furnished the company in writing.

                  (ii) Any notice so addressed shall be deemed to be given: if delivered by hand on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing, on the third business day after the date of such mailing.

                (j) Entire Agreement: Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the holders of a majority of the then outstanding Registrable Securities.

                (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

            (l) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

                (m) Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                (n) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reasons, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired and privileges of each holder of Registrable Securities (including Bay Harbour) shall be enforceable to the fullest extent permitted by law.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                         AMERICAN BANKNOTE CORPORATION
                         By: s/ Harvey J. Kesner
                         -----------------------
                         Name: Harvey J. Kesner
                        Title:   Executive Vice President


                          BAY HARBOUR MANAGEMENT, L.C.
                            for its managed accounts


     By:
           Name:
           Title: